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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 30, 1998, included in the Annual Report on Form 10-K for NIPSCO Industries, Inc. for the year ended December 31, 1997; our report dated April 28, 1998, included in the Quarterly Report on Form 10-Q for NIPSCO Industries, Inc. for the period ended March 31, 1998; our report dated July 29, 1998, included in the Quarterly Report on Form 10-Q for NIPSCO Industries, Inc. for the period ended June 30, 1998 and our report dated October 28, 1998, included in the Quarterly Report on Form 10-Q for NIPSCO Industries, Inc. for the period ended September 30, 1998 and to all references made to our Firm included in this Registration Statement.



                              ARTHUR ANDERSEN LLP

Chicago, Illinois
December 18, 1998